UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 29, 2006
Date of Report (Date of earliest event reported)

Commission File	Exact Name of Registrant as Specified in Its Charter; State of Incorporation;	IRS Employer
Number	Address of Principal Executive Offices; and Telephone Number	Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street — 37th Floor P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348 (610) 765-6900	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.06. Material Impairments
On August 29, 2006, Exelon Corporation (Exelon) determined that it will record two asset impairment charges in the third quarter of 2006. The first impairment is related to the Commonwealth Edison Company (ComEd) goodwill balance and the second impairment is related to the write-off of the capitalized costs associated with the planned merger of Exelon and Public Service Enterprise Group Incorporated (PSEG).
Goodwill
Exelon and ComEd have goodwill as a result of the October 2000 merger between PECO Energy Company and Unicom Corporation, the former parent of ComEd. Under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142), goodwill is tested for impairment at least annually or more frequently if events or circumstances indicate that it is “more likely than not” that goodwill might be impaired. Exelon and ComEd perform their annual goodwill impairment assessment in the fourth quarter of each year in connection with the preparation of the annual report on Form 10-K. However, an interim goodwill impairment analysis was required in the third quarter of 2006 due to the significance of the July 26, 2006 order of the Illinois Commerce Commission (ICC) in ComEd’s rate case described below.
On August 31, 2005, ComEd filed a rate case with the ICC to comprehensively review its tariffs and to adjust ComEd’s rates for delivering electricity effective January 2, 2007 (Rate Case). In the Rate Case, ComEd proposed a revenue increase of $317 million. The ICC staff and several intervenors in the Rate Case, including the Illinois Attorney General, suggested and provided testimony that ComEd’s rates for delivery services should be reduced. On June 8, 2006, the administrative law judges issued a proposed order in the Rate Case, which included a revenue increase of $164 million plus ComEd’s request for recovery of several items, which previously were recorded as expense. On July 26, 2006, the ICC issued its order in the Rate Case, which approved a delivery services revenue increase of only $8 million. The ICC disallowed rate base treatment (return on) ComEd’s prepaid pension asset, net of deferred taxes, of $639 million and disallowed the recovery of certain administrative and general expenses. The ICC order also provided for lower returns on equity and a lower equity structure than ComEd had requested. The disallowance of the prepaid pension asset will not result in a write-off because the pension asset will be recovered as pension cost is recognized and recovered from customers in the future, but it will reduce ComEd’s future return on equity until the asset is recovered. The ICC order in the Rate Case is subject to rehearing and appeal. On August 15, 2006, ComEd filed its petition for rehearing in the Rate Case. If a rehearing is granted the process may take up to 5 months to complete. ComEd may appeal the Rate Case if it is not satisfied with the result of its petition for rehearing.
Based on the results of ComEd’s interim goodwill impairment analysis, Exelon and ComEd determined that both entities should record an after-tax impairment charge of approximately $741 million associated with the write-off of the aforementioned goodwill.
The Rate Case determines ComEd’s rates for delivering electricity after January 1, 2007. The commodity component of ComEd’s rates will be established by a reverse-auction process in accordance with a January 2006 ICC order (Procurement Order). Although ComEd is generally supportive of the Procurement Order, ComEd has objected to the requirement in the Procurement Order for a prudence review. ComEd and various other parties, including governmental and consumer representatives, have filed petitions for review of portions of the Procurement Order with the Illinois Appellate Court, which are pending. The Illinois Attorney General filed a petition with the Illinois Supreme Court asking that Court to hear the matter on direct appeal, grant expedited review and stay implementation of the Procurement Order pending the appeals. That petition was denied on August 4, 2006, and the Illinois Attorney General has filed a petition with the Illinois Appellate Court asking that Court to stay implementation of the Procurement Order pending its decision on the appeals. That request was denied on August 23, 2006. The initial auction is scheduled to begin on September 5, 2006. Future developments relating to the Procurement Order could also be relevant to future goodwill impairment analyses.
Merger-Related Costs
On December 20, 2004, Exelon and Public Service Enterprise Group Incorporated (PSEG) entered into an Agreement and Plan of Merger, pursuant to which PSEG would merge with and into Exelon with Exelon continuing as the surviving corporation (the Merger). Exelon has capitalized approximately $55 million of costs associated with the Merger. Although Exelon remains committed to its ongoing efforts to complete the Merger, Exelon management determined that the probability of completion of the Merger is no longer “more likely than not” based on the status of settlement discussions in the proceedings before the New Jersey Board of Public Utilities. As required under GAAP, due to this decreased probability of completion of the Merger, Exelon will record a charge of approximately $55 million ($35 million after tax) in the third quarter of 2006 for the write-off of capitalized costs associated with the Merger.
* * * * *
This combined Form 8-K is being filed separately by Exelon, ComEd, PECO Energy Company (PECO) and Exelon Generation Company, LLC (Generation) (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.
Except for the historical information contained herein, certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 1A. Risk Factors, (b) the Registrants’ 2005 Annual Report on Form 10-K—ITEM 8. Financial Statements and Supplementary Data: Exelon—Note 20, ComEd—Note 17, PECO—Note 15 and Generation—Note 17, and (c) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION PECO ENERGY COMPANY EXELON GENERATION COMPANY, LLC
/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets, and Chief Financial Officer Exelon Corporation

COMMONWEALTH EDISON COMPANY
/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer Commonwealth Edison Company

August 29, 2006